Exhibit 5.1

[FORM OF OPINION]	555 Eleventh Street, N.W., Suite 1000 Washington, D.C. 20004-1304 Tel: +1.202.637.2200 Fax: +1.202.637.2201 www.lw.com FIRM / AFFILIATE OFFICES
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September , 2011 Tomkins, Inc. Tomkins, LLC 1511 Wewatta Street Denver, Colorado 80202	Doha Dubai Frankfurt Hamburg Hong Kong Houston London Los Angeles Madrid Milan	Riyadh Rome San Diego San Francisco Shanghai Silicon Valley Singapore Tokyo Washington, D.C.
File No. 049040-0003

Re:	Registration Statement No. 333-175137; $1,150,000,000 Aggregate Principal
Amount of Senior Secured Second Lien Notes.

Ladies and Gentlemen:

We have acted as special counsel to Tomkins, LLC, a Delaware limited liability company (the “LLC Co-Issuer”) and Tomkins, Inc., a Delaware corporation (the “Corporate Co-Issuer,” and, together with the LLC Co-Issuer, the “Issuers”), in connection with the issuance of up to $1,150,000,000 aggregate principal amount of 9% Senior Secured Second Lien Notes due 2018 (the “Notes”) and the guarantees of the Notes (the “Guarantees”) by the entities listed on Schedule I hereto (collectively, the “Delaware Corporate Guarantors”), the entities listed on Schedule II hereto (collectively, the “Delaware LLC Guarantors”), the entities listed on Schedule III hereto (collectively, the “Delaware LP Guarantors,” and together with the Delaware Corporate Guarantors and the Delaware LLC Guarantors, the “Delaware Guarantors”), the entity listed on Schedule IV hereto (the “California Guarantor,” and together with the Delaware Guarantors, the “Covered Guarantors”), Tomkins Acquisitions Limited, a limited company incorporated under the laws of England and Wales (“Bidco”) and the entities listed on Schedule VI hereto (collectively, the “Other Guarantors,” and together with the Covered Guarantors and Bidco, the “Guarantors”), under an Indenture dated as of September 29, 2010, including the Guarantees, as supplemented by the First Supplemental Indenture dated as of November 18, 2010, the Second Supplemental Indenture dated as of December 21, 2010, the Third Supplemental Indenture dated as of December 23, 2010, the Fourth Supplemental Indenture dated as of January 20, 2011, the Fifth Supplemental Indenture dated as of February 23, 2011 (the “Fifth Supplemental Indenture), the Sixth Supplemental Indenture dated as of February 24, 2011, the Seventh Supplemental Indenture dated as of March 3, 2011 and the Eighth Supplemental Indenture dated as of August 18, 2011 (collectively, the “Indenture”) among the Issuers, the Guarantors and Wilmington Trust FSB, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”), and pursuant to a registration statement on Form F-4 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on June 24, 2011 (Registration No. 333-175137) (the

September     , 2011

“Registration Statement”), as amended. The Notes and the Guarantees will be issued in exchange for the Company’s outstanding 9% Senior Notes due 2018 (the “Old Notes”), and the related guarantees, on the terms set forth in the prospectus (the “Prospectus”) contained in the Registration Statement and the letter of transmittal to be filed as an exhibit thereto.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Notes and the Guarantees.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company, the Guarantors, and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the States of New York and California and the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act, as applicable, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. Various matters concerning the laws of the jurisdictions set forth on Schedule VI are addressed in the opinions of the counsel set forth on Schedule VI, which have been separately provided to you. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Notes have been duly executed, issued, and authenticated in accordance with the terms of the Indenture and delivered against surrender of the Old Notes in the circumstances contemplated by the Indenture and the Registration Rights Agreement dated as of September 29, 2010 filed as an exhibit to the Registration Statement, the Notes and the Guarantees will have been duly authorized by all necessary corporate, limited liability company and limited partnership action, as applicable, of the Issuers and the Covered Guarantors, respectively, and will be legally valid and binding obligations of the Issuers and the Guarantors, respectively, enforceable against the Issuers and the Guarantors in accordance with their respective terms.

Our opinion is subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

September     , 2011

We have not been requested to express and, with your consent, do not render any opinion herein with respect to the creation, validity, attachment, perfection or priority of any lien or security interest.

With your consent, we have assumed (a) that the Indenture, the Guarantees, and the Notes (collectively, the “Documents”) have been duly authorized, executed and delivered by the parties thereto other than the Company and each of the Covered Guarantors, (b) that the Documents constitute legally valid and binding obligations of the parties thereto other than the Company and each of the Guarantors, enforceable against each of them in accordance with their respective terms, and (c) that the status of the Documents as legally valid and binding obligations of the parties are not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

This opinion may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

September     , 2011

SCHEDULE I

DELAWARE CORPORATE GUARANTORS

Entity Name	Jurisdiction of Formation
Air System Components, Inc.	Delaware
Aquatic Co.	Delaware
Aquatic Trucking Co.	Delaware
Buffalo Holding Company	Delaware
Conergics Corporation	Delaware
Dexter Axle Acquisition Corp.	Delaware
Dexter Axle Company	Delaware
Dexter Axle Trucking Company	Delaware
EPICOR Industries, Inc.	Delaware
Gates Mectrol, Inc.	Delaware
Hart & Cooley Trucking Company	Delaware
Hart & Cooley, Inc.	Delaware
NRG Industries, Inc. NKA Ruskin Rooftop Systems, Inc.	Delaware
Ruskin Company	Delaware
Ruskin Service Company	Delaware
Schrader Electronics, Inc.	Delaware
Schrader-Bridgeport International, Inc.	Delaware
Selkirk Corporation	Delaware
THE GATES CORPORATION	Delaware
Tomkins Automotive Holding Co.	Delaware
Tomkins Building Products, Inc.	Delaware
Waltham Real Estate Holding Co.	Delaware

September     , 2011

SCHEDULE II

DELAWARE LLC GUARANTORS

Entity Name	Jurisdiction of Formation
Schrader, LLC	Delaware
Selkirk IP L.L.C.	Delaware
St. Augustine Real Estate Holding LLC	Delaware

September     , 2011

SCHEDULE III

DELAWARE LLC GUARANTORS

Entity Name	Jurisdiction of Formation
Selkirk Americas, L.P	Delaware
Selkirk Canada Holdings, L.P.	Delaware
Tomkins U.S., L.P.	Delaware

September     , 2011

SCHEDULE IV

CALIFORNIA GUARANTOR

Entity Name	Jurisdiction of Formation
CARRIAGE HOUSE FRUIT COMPANY	California

September     , 2011

SCHEDULE V

OTHER GUARANTORS

Entity Name	Jurisdiction of Formation
Broadway Mississippi Development, LLC	Colorado
Dexter Chassis Group, Inc.	Michigan
e INDUSTRIES, INC.	Indiana
Eastern Sheet Metal, Inc.	Ohio
FBN Transportation, Inc.	Ohio
Gates Development Corporation	Colorado
Gates International Holdings, LLC	Colorado
HYTEC, INC.	Washington
Ideal Clamp Products, Inc.	Tennessee
Koch Filter Corporation	Kentucky
Tomkins Industries, Inc.	Ohio
ACD Tridon (Holdings) Limited	United Kingdom
Air System Components Investments China Limited	United Kingdom
Beta Naco Limited	United Kingdom
British Industrial Valve Company Limited	United Kingdom
Gates Auto Parts Holdings China Limited	United Kingdom
Gates Engineering & Services UK Holdings Limited	United Kingdom
Gates Fluid Power Technologies Investments Limited	United Kingdom
GATES HOLDINGS LIMITED	United Kingdom
Gates Powertrain UK Limited	United Kingdom
H Heaton Limited	United Kingdom
Olympus (Ormskirk) Limited	United Kingdom
Ruskin Air Management Limited	United Kingdom
Shiitake Limited	United Kingdom
Swindon Silicon Systems Limited	United Kingdom
Tomkins Acquisitions Limited	United Kingdom
Tomkins Engineering Limited	United Kingdom
Tomkins Finance Limited	United Kingdom
Tomkins Finance Luxembourg Limited	United Kingdom
Tomkins Funding Limited	United Kingdom
Tomkins Ideal Clamps (Suzhou) Investments Limited	United Kingdom
Tomkins Investments China Limited	United Kingdom
Tomkins Investments Limited	United Kingdom
TOMKINS LIMITED	United Kingdom
Tomkins Overseas Company	United Kingdom
Tomkins Overseas Investments Limited	United Kingdom

September     , 2011

Entity Name	Jurisdiction of Formation
Tomkins Pension Services Limited	United Kingdom
Tomkins SC1 Limited	United Kingdom
Tomkins Sterling Company	United Kingdom
Tomkins Treasury (Canadian Dollar) Company	United Kingdom
Tomkins Treasury (Dollar) Company	United Kingdom
Tomkins Treasury (Euro) Company	United Kingdom
Trico Products (Dunstable) Limited	United Kingdom
WILLER & RILEY LIMITED	United Kingdom
Schrader Investments Luxembourg S.à r.l.	Luxembourg
Tomkins American Investments S.à r.l.	Luxembourg
TOMKINS AUTOMOTIVE COMPANY, S.à r.l.	Luxembourg
Tomkins Holdings Luxembourg, S.à r.l.	Luxembourg
Tomkins Investments Company S.à r.l.	Luxembourg
Tomkins Luxembourg S.à r.l.	Luxembourg
Tomkins Overseas Holdings S.à r.l.	Luxembourg
Montisk Investments Netherlands C.V.	The Netherlands
Pinafore Holdings B.V.	The Netherlands
ACD Tridon Inc.	Ontario, Canada
Ruskin Company Canada Inc.	Ontario, Canada
Tomkins Automotive Canada Limited	Ontario, Canada
AMP Industrial Mexican, S.A. de C.V.	Mexico
Aplicadores Mexicanos, S.A. de C.V.	Mexico
Auto Industrial de Partes, S.A. de C.V.	Mexico
Ruskin de Mexico, S.A. de C.V.	Mexico
Tomkins Poly Belt Mexicana, S.A. de C.V.	Mexico
Eifeler Maschinenbau GmbH	Germany
Gates Holding GmbH	Germany
Gates Mectrol GmbH	Germany
Tridon Clamp Products GmbH	Germany
Trion (Deutschland) GmbH	Germany
Gates CIS LLC	Russia
Gates Engineering & Services Australia Pty Ltd	Australia
Gates Engineering & Services Hamriyah FZE	United Arab Emirates
Gates Engineering & Services FZCO	United Arab Emirates
Gates Engineering & Services Ltd.	British Virgin Islands
Gates Fleximak Ltd.	British Virgin Islands
GATES GÜÇ AKTARIM SISTEMLERI DAGITIM SANAYI VE TICARET LIMITED SIRKETI	Turkey
Gates Power Transmission Europe BVBA	Belgium
Schrader Electronics Limited	Northern Ireland

September     , 2011

Entity Name	Jurisdiction of Formation
Schrader International Brasil Ltda.	Brazil
Tomkins Mauritius Company Limited	Mauritius

September     , 2011

SCHEDULE VII

OTHER LEGAL COUNSEL

Jurisdiction	Law Firm Name
Colorado	Lathrop & Gage LLP
Indiana	May Oberfell Lorber
Kentucky, Ohio	Dinsmore & Shohl LLP
Michigan	Dykema Gossett PLLC
Tennessee	Baker, Donelson, Bearman, Caldwell & Berkowitz, PC
Washington	Garvey Schubert Barer
Australia	Allen & Overy
Belgium	DLA Piper UK LLP
Brazil	Pinheiro Neto Advogados
British Virgin Islands	Walkers
Canada (Federal); Ontario	Davies Ward Phillips & Vineberg LLP
England and Wales	Latham & Watkins (London) LLP
Germany	Latham & Watkins LLP
The Netherlands	Freshfields Bruckhaus Deringer Amsterdam B.V.
Luxembourg	Luther Rechtsanwaltsgesellschaft mbH
Mauritius	Appleby
Mexico	Ritch Mueller, S.C.
Northern Ireland	Arthur Cox
Russia	Latham & Watkins LLP
Turkey	Hergüner Bilgen Özeke Avukatlik Ortakligi
United Arab Emirates	Hadef & Partners